UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2013

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4655 Great America Parkway Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 5, 2013, Avaya Inc. (the “Company” or “Avaya”) issued a press release announcing the expiration of its offer to eligible holders announced on February 1, 2013 to exchange any and all of its outstanding 9.75% Senior Unsecured Notes due 2015 and 10.125%/10.875% Senior PIK Toggle Unsecured Notes due 2015 (collectively, the “Old Notes”) for a new series of 10.50% Senior Secured Notes due 2021 (the “New Notes”), and solicitation of consents to certain proposed amendments to the indenture governing the Old Notes. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this report on Form 8-K does not constitute an offer to purchase, the solicitation of an offer to purchase, or a solicitation of tenders. The New Notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Name

99.1	Press Release, dated March 5, 2013, entitled “Avaya Announces Results of Exchange Offer and Consent Solicitation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: March 5, 2013	By:	/s/ David Vellequette
	Name:	David Vellequette
	Title:	Chief Financial Officer